Filed pursuant to Rule 424(b)(3)

Registration No. 333-274292

PROSPECTUS SUPPLEMENT NO. 4

(To the Prospectus Dated April 16, 2024)

Up to 13,215,112 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 36,772,040 Shares of Common Stock

and

Up to 5,933,333 Warrants to Purchase Common Stock

This prospectus supplement supplements the prospectus dated April 16, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-274292), as amended. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 24, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

You should read this prospectus supplement in conjunction with the Prospectus, including any amendments or supplements to it. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the Prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes information contained in the Prospectus. You should not assume that the information provided in this prospectus supplement, the Prospectus or any prior prospectus supplement is accurate as of any date other than their respective dates. Neither the delivery of this prospectus supplement, the Prospectus, or any prior prospectus supplement, nor any sale made hereunder or thereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained in this prospectus supplement, the Prospectus or any prior prospectus supplement is correct as of any time after the date of that information.

Our Common Stock and Public Warrants are listed on the Nasdaq Global Market under the ticker symbols “TLSI” and “TLSIW,” respectively. On May 23, 2024, the last reported sales price of our Common Stock was $9.54 per share and the last reported sales price of our Public Warrants was $0.88 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 24, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

(888) 321-5212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 24, 2024, TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), announced the commencement of (i) its offer (the “Offer”) to all holders of each class of certain outstanding warrants (the “Warrants”), consisting of (a) the Company’s publicly-traded Warrants (the “Public Warrants”), (b) certain Warrants issued in a private placement transaction occurring simultaneously with the closing of the initial public offering of the Company (the “Private Placement Warrants”) and (c) certain Warrants issued for working capital requirements and payment of certain expenses of the Company (“Working Capital Warrants”), each identified in the Prospectus/Offer to Exchange (as defined below), the opportunity to receive 0.3 shares of common stock of the Company, par value $0.0001 pers share (“Common Stock”), in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer, and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of December 17, 2020 (the “Warrant Agreement” and such amendment, the “Warrant Amendment”), by and between the Company and Continental Stock Transfer & Trust Company, which governs all of the Warrants. Pursuant to the Offer, the Company is offering up to an aggregate of 4,264,532 shares of its Common Stock in exchange for the Warrants.

If approved, the Warrant Amendment will permit the Company to require that all of the Exchange Warrants (as defined below) that are outstanding upon the closing of the Offer be exchanged, at the Company’s option (including the Company’s option to exchange all of the Exchange Warrants of one or more classes of Warrants without being obligated to exchange all of the Exchange Warrants of any other class of Warrants) into shares of Common Stock at a ratio of 0.27 shares of Common Stock per such Warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer. Pursuant to the terms of the Warrant Agreement, certain amendments, including the Warrant Amendment, require the vote or written consent of holders of at least a majority of the then outstanding (i) Public Warrants (such threshold, the “Public Warrant Consent Threshold”), (ii) Private Placement Warrants with respect to modifications or amendments that apply to the Private Placement Warrants (such threshold, the “Private Placement Warrant Consent Threshold”) or any provision of the Warrant Agreement with respect to the Private Placement Warrants, including the Warrant Amendment, and (iii) Working Capital Warrants with respect to modifications or amendments that apply to the Working Capital Warrants (such threshold, the “Working Capital Warrant Consent Threshold,” and together with the Public Warrant Consent Threshold and the Private Placement Warrant Consent Threshold, as applicable, the “Consent Threshold”) or any provision of the Warrant Agreement with respect to the Working Capital Warrants, including the Warrant Amendment. As a result, in order to amend the Warrant Agreement with respect to the (i) Public Warrants, consent of a majority of the Public Warrants is required and (ii) Private Placement Warrants or Working Capital Warrants, consent of a majority of the Public Warrants is required, in addition to consent of a majority of the Private Placement Warrants or Working Capital Warrants, depending on the class amended. As used herein, “Exchange Warrants” means the (i) Public Warrants if the Public Warrant Consent Threshold is obtained in the Offer and Consent Solicitation, (ii) Private Placement Warrants if the Private Placement Warrant Threshold is obtained in the Offer and Consent Solicitation and/or (iii) Working Capital Warrants if the Working Capital Warrant Threshold is obtained in the Offer and Consent Solicitation, which means, in such cases, the Warrant Amendment will be adopted with respect to the class or classes of Warrants for which an applicable Consent Threshold is obtained in the Offer and Consent Solicitation.

Parties representing approximately 34.8% of the Public Warrants, 0% of the Private Placement Warrants and 0% of the Working Capital Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to tender and support agreements (each, a “Tender and Support Agreement”). Accordingly, if holders of an additional approximately 15.3% of the outstanding Public Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the Public Warrants. Similarly, (i) if holders of at least a majority of the outstanding Private Placement Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus Offer to Exchange are satisfied or waived (including receipt of consent from holders of at least a majority of Public Warrants), then the Warrant Amendment will be adopted with respect to the Private Placement Warrants and (ii) if holders of at least a majority of the outstanding Working Capital Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus Offer to Exchange are satisfied or waived (including receipt of consent from holders of at least a majority of Public Warrants), then the Warrant Amendment will be adopted with respect to the Working Capital Warrants. Holders of 19.4% of the Public Warrants that have entered into Tender and Support Agreements have reserved the right to exercise their Public Warrants during the Offer period. Any Warrants exercised prior to the expiration of the Offer period will reduce the Warrants outstanding and will be omitted from the calculation of those Warrants that have consented to the Warrant Amendment in the Consent Solicitation.

The Offer and Consent Solicitation are made solely upon the terms and conditions in the Prospectus/Offer to Exchange and other related offering materials that are being distributed to the holders of the Warrants. The Offer and Consent Solicitation will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024, or such later time and date to which the Company may extend (the “Expiration Date”), as described in the Company’s Schedule TO (as defined below) and Prospectus/Offer to Exchange. Tendered Warrants may be withdrawn by holders at any time prior to the Expiration Date in accordance with the terms of the Prospectus/Offer to Exchange.

On May 24, 2024, the Company issued a press release announcing the commencement of the Offer and Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information Has Been Filed with the SEC

The Offer described in this Current Report on Form 8-K (this “Form 8-K”) commenced on May 24, 2024. On May 24, 2024, a registration statement on Form S-4 and preliminary prospectus included therein (the “Prospectus/Offer to Exchange”) and an exchange offer statement on Schedule TO (the “Schedule TO”), including an offer to exchange, a letter of transmittal and consent and related documents, were filed with the SEC by the Company. The offer to exchange the outstanding Warrants of the Company will only be made pursuant to the Prospectus/Offer to Exchange and Schedule TO, including related documents filed as a part of the Offer and Consent Solicitation. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/OFFER TO EXCHANGE AND SCHEDULE TO FILED OR TO BE FILED WITH THE SEC CAREFULLY, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE EXCHANGE OFFER, INCLUDING THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Morrow Sodali LLC at (800) 662-5200 (toll-free). Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investors” section of the Company’s website at investors.trisaluslifesci.com.

No Offer or Solicitation

This Form 8-K shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements made in this Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “become,” “may,” “intend,” “will,” “expect,” “anticipate,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the consummation of the Offer and Consent Solicitation, the timing of the Expiration Date, the future effectiveness of the registration statement on Form S-4, the approval by the holders of Warrants of the Warrant Amendment and subsequent entry into the Warrant Amendment, the effects of the Offer on our capital structure and expected changes to the dilutive impact of the Warrants. These statements are based on various assumptions, whether or not identified in this Form 8-K, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: the Company’s ability to successfully complete the Offer and Consent Solicitation; the number of holders of Warrants that approve the Warrant Amendment in the Consent Solicitation; the timing and results of the SEC review of the registration statement on Form S-4 filed on May 24, 2024, if any; the Company’s ability to attract and retain customers and expand customers’ use of the Company’s products; risks relating to market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial and operating information with respect to the Company; risks related to future market adoption of the Company’s offerings; risks related to the Company’s marketing and growth strategies; risks related to the Company’s ability to acquire or invest in businesses, products, or technologies that may complement or expand its products, enhance its technical capabilities, or otherwise offer growth opportunities; the effects of competition on the Company’s future business; and the risks discussed in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2024 under the heading “Risk Factors” and other documents of the Company filed, or to be filed, with the U.S. Securities and Exchange Commission (“SEC”), including the risks discussed in the Company’s Registration Statement on Form S-4 filed on May 24, 2024. If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Press Release dated May 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Sean Murphy
Sean Murphy Chief Financial Officer

Dated: May 24, 2024

Exhibit 99.1

TriSalus Life Sciences Announces Commencement of Exchange Offer and
Consent Solicitation Relating to Warrants

DENVER -- (BUSINESS WIRE) -- May 24, 2024 -- TriSalus Life Sciences® Inc. (“TriSalus” or the “Company”) (Nasdaq: TLSI), an oncology company integrating its novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors, announced today that it has commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its warrants (the “Warrants”) identified in the Prospectus/Offer to Exchange (as defined below). The purpose of the Offer and Consent Solicitation is to simplify the Company’s capital structure and reduce the potential dilutive impact of the Warrants, thereby providing the Company with more flexibility for financing its operations in the future.

The Company is offering to all holders of each class of its Warrants, consisting of (i) its publicly-traded Warrants (the “Public Warrants”), (ii) certain Warrants issued in a private placement transaction occurring simultaneously with the closing of the initial public offering of the Company (the “Private Placement Warrants”) and (iii) certain Warrants issued for working capital requirements and payment of certain expenses of the Company (“Working Capital Warrants”), the opportunity to receive 0.30 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer. Pursuant to the Offer, the Company is offering up to an aggregate of 4,264,532 shares of its Common Stock in exchange for the Warrants.

Concurrently with the Offer, the Company is also soliciting consents from holders of the Warrants to amend the warrant agreement that governs all of the Warrants (the “Warrant Agreement”) to permit the Company to require that all of the Exchange Warrants (as defined below) that are outstanding upon the closing of the Offer be exchanged, at the Company’s option (including the Company’s option to exchange all of the Exchange Warrants of one or more classes of Warrants without being obligated to exchange all of the Exchange Warrants of any other class of Warrants) into shares of Common Stock at a ratio of 0.27 shares of Common Stock per such Warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendment, the “Warrant Amendment”). Parties representing approximately 34.8% of the Public Warrants have agreed to tender their Public Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to tender and support agreements (each, a “Tender and Support Agreement”). Accordingly, if holders of an additional approximately 15.3% of the outstanding Public Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the Public Warrants. Although the Company has not received Tender and Support Agreements with respect to the Private Placement Warrants and Working Capital Warrants, assuming the Public Warrant Consent Threshold (as defined below) is met, the Warrant Amendment may be adopted with respect to either the Private Placement Warrants or the Working Capital Warrants if the Private Placement Warrant Consent Threshold or Working Capital Warrant Consent Threshold (each as defined below) is met, as applicable.

Pursuant to the terms of the Warrant Agreement, certain amendments, including the Warrant Amendment, require the vote or written consent of holders of at least a majority of the then outstanding (i) Public Warrants (such threshold, the “Public Warrant Consent Threshold”), (ii) Private Placement Warrants with respect to modifications or amendments that apply to the Private Placement Warrants (such threshold, the “Private Placement Warrant Consent Threshold”) or any provision of the Warrant Agreement with respect to the Private Placement Warrants, including the Warrant Amendment, and (iii) Working Capital Warrants with respect to modifications or amendments that apply to the Working Capital Warrants (such threshold, the “Working Capital Warrant Consent Threshold,” and together with the Public Warrant Consent Threshold and the Private Placement Warrant Consent Threshold, as applicable, the “Consent Threshold”) or any provision of the Warrant Agreement with respect to the Working Capital Warrants, including the Warrant Amendment. As a result, in order to amend the Warrant Agreement with respect to the (i) Public Warrants, consent of a majority of the Public Warrants is required and (ii) Private Placement Warrants or Working Capital Warrants, consent of a majority of the Public Warrants is required, in addition to consent of a majority of the Private Placement Warrants or Working Capital Warrants, depending on the class amended. As used herein, “Exchange Warrants” means the (i) Public Warrants if the Public Warrant Consent Threshold is obtained in the Offer and Consent Solicitation, (ii) Private Placement Warrants if the Private Placement Warrant Threshold is obtained in the Offer and Consent Solicitation, and/or (iii) Working Capital Warrants if the Working Capital Warrant Threshold is obtained in the Offer and Consent Solicitation, which means, in such cases, the Warrant Amendment will be adopted with respect to the class or classes of Warrants for which an applicable Consent Threshold is obtained in the Offer and Consent Solicitation.

1

The Offer and Consent Solicitation will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024, or such later time and date to which the Company may extend (the “Expiration Date”), as described in the Company’s Schedule TO (as defined below) and Prospectus/Offer to Exchange. Tendered Warrants may be withdrawn by holders at any time prior to the Expiration Date in accordance with the terms of the Prospectus/Offer to Exchange.

The Offer and Consent Solicitation are being made pursuant to a Prospectus/Offer to Exchange, dated May 24, 2024, and Schedule TO, dated May 24, 2024, each of which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and more fully set forth the terms and conditions of the Offer and Consent Solicitation.

The Company’s Common Stock is listed on the Nasdaq Global Market under the symbol “TLSI.” The Company’s Public Warrants are listed on the Nasdaq Global Market under the symbol “TLSIW.” The Private Placement Warrants and the Working Capital Warrants are not listed on a securities exchange nor traded in an over-the-counter market. As of May 23, 2024, a total of 14,215,112 Warrants were outstanding, including 8,281,779 Public Warrants, 4,933,333 Private Placement Warrants and 1,000,000 Working Capital Warrants.

The Company has engaged Oppenheimer & Co. Inc. as the Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation. Any questions or requests for assistance concerning the Offer and Consent Solicitation may be directed to Oppenheimer & Co. Inc. at (212) 667-8055 (toll-free). Morrow Sodali LLC has been appointed as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company has been appointed as the Exchange Agent. Requests for documents should be directed to Morrow Sodali LLC at (800) 662-5200 (for individuals) or (203) 658-9400 (for banks and brokers) or via the following email address: TLSI@investor.morrowsodali.com.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology focused medical technology business providing disruptive drug delivery technology with the goal of improving therapeutics delivery to liver and pancreatic tumors.

The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD™) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. PEDD is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via PEDD may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by PEDD are commonly present as well. Nelitolimod delivered by PEDD will be studied across several indications in an effort to address immune dysfunction and overcome drug delivery barriers in the liver and pancreas.

2

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on X (formerly Twitter) and LinkedIn.

Important Additional Information Has Been Filed with the SEC

The Offer described in this press release commenced on May 24, 2024. On May 24, 2024, a registration statement on Form S-4 and preliminary prospectus included therein (the “Prospectus/Offer to Exchange”) and an exchange offer statement on Schedule TO (the “Schedule TO”), including an offer to exchange, a letter of transmittal and consent and related documents, were filed with the SEC by the Company. The offer to exchange the outstanding Warrants of the Company will only be made pursuant to the Prospectus/Offer to Exchange and Schedule TO, including related documents filed as a part of the Offer and Consent Solicitation. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/OFFER TO EXCHANGE AND SCHEDULE TO FILED OR TO BE FILED WITH THE SEC CAREFULLY, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE EXCHANGE OFFER, INCLUDING THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Morrow Sodali LLC at (800) 662-5200 (toll-free). Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investors” section of the Company’s website at investors.trisaluslifesci.com.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement on Form S-4 relating to the securities to be issued in the Offer has been filed with the SEC but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus/Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange.

None of the Company, any of its management or its board of directors, or the Information Agent, the Exchange Agent or the Dealer Manager and Solicitation Agent makes any recommendation as to whether or not holders of Warrants should tender Warrants for exchange in the Offer or consent to the Warrant Amendment in the Consent Solicitation.

3

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “become,” “may,” “intend,” “will,” “expect,” “anticipate,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the consummation of the Offer and Consent Solicitation, the timing of the Expiration Date, the future effectiveness of the registration statement on Form S-4, the approval by the holders of Warrants of the Warrant Amendment and subsequent entry into the Warrant Amendment, the effects of the Offer on our capital structure and expected changes to the dilutive impact of the Warrants. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: the Company’s ability to successfully complete the Offer and Consent Solicitation; the number of holders of Warrants that approve the Warrant Amendment in the Consent Solicitation; the timing and results of the SEC review of the registration statement on Form S-4 filed on May 24, 2024, if any; the Company’s ability to attract and retain customers and expand customers’ use of the Company’s products; risks relating to market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial and operating information with respect to the Company; risks related to future market adoption of the Company’s offerings; risks related to the Company’s marketing and growth strategies; risks related to the Company’s ability to acquire or invest in businesses, products or technologies that may complement or expand its products, enhance its technical capabilities or otherwise offer growth opportunities; the effects of competition on the Company’s future business; the risks discussed in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2024 under the heading “Risk Factors”; and the risks discussed in the Company’s Registration Statement on Form S-4 filed on May 24, 2024, under the heading “Risk Factors” and other documents of the Company filed, or to be filed, with the SEC. If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For Media and Investor Inquiries:

Argot Partners

212.600.1902

TriSalus@argotpartners.com

4